                                   [REX LOGO]

News Announcement                           For Immediate Release

For further information contact:

Douglas Bruggeman                           Joseph N. Jaffoni, Stewart A. Lewack
Chief Financial Officer                     Jaffoni & Collins Incorporated
937/276-3931                                212/835-8500 or rsc@jcir.com


                        REX STORES' FIRST QUARTER DILUTED
                    EARNINGS PER SHARE INCREASE 28% TO $0.32

Dayton, Ohio (May 28, 2004) -- REX Stores Corporation (NYSE:RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the Company's fiscal 2004 first quarter ended April 30, 2004.

Net income in the fiscal 2004 first quarter ended April 30, 2004 rose 30% to $4.1 million, or $0.32 per diluted share, from net income of $3.1 million, or $0.25 per diluted share, in the fiscal 2003 first quarter. Fiscal 2004 first quarter net income reflects a 71% rise in investment income from synthetic fuel investments. Fiscal 2003 first quarter net income included a gain of approximately $0.4 million from the sale of real estate. Per share results are based on 12,965,000 and 12,632,000 diluted weighted average shares outstanding for the fiscal 2004 and 2003 three-month periods, respectively.

Net sales in the fiscal 2004 first quarter fell 7.6% to $88.2 million from $95.4 million in the fiscal 2003 first quarter. Comparable store sales during the period fell 7% compared to the same year-ago period. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

During the fiscal 2004 first quarter, the Company's board of directors extended a previous share repurchase authorization by an additional 1,000,000 shares. In the first quarter, REX purchased approximately 50,000 shares of its common stock in open market transactions. The Company has approximately 1,120,000 authorized shares remaining available to purchase under the expanded February 2004 stock buy-back authorization.

                                     -more-

REX Stores Reports First Quarter Results, 5/28/04                         page 2

The Company will host a conference call and webcast today at 11:00 a.m. EDT, which are open to the general public. The conference call dial-in number is 212-346-7087; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.fulldisclosure.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. EDT on June 4, 2004 by dialing 800/633-8284 or 402/977-9140
(international callers). The access code for the audio replay is 21196544. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.fulldisclosure.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of April 30, 2004, the Company operated 245 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-

REX Stores Reports First Quarter Results, 5/28/04                         page 3



                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                                          Three Months Ended,
                                                                    April 30,             April 30,
                                                                      2004                  2003
                                                                   ----------            ----------
NET SALES                                                          $   88,200            $   95,411

COSTS AND EXPENSES:
     Cost of merchandise sold                                          62,432                67,573
     Selling, general and administrative expenses                      24,664                25,922
                                                                   ----------            ----------
Total costs and expenses                                               87,096                93,495
                                                                   ----------            ----------


INCOME FROM OPERATIONS                                                  1,104                 1,916

INVESTMENT INCOME                                                          87                    17
INTEREST EXPENSE                                                         (980)               (1,200)
GAIN ON SALE OF REAL ESTATE                                                --                   386
INCOME FROM SYNFUEL INVESTMENTS                                         5,236                 3,064
                                                                   ----------            ----------

Income before provision for income taxes                                5,447                 4,183

PROVISION FOR INCOME TAXES                                              1,362                 1,045
                                                                   ----------            ----------

NET INCOME                                                         $    4,085            $    3,138
                                                                   ==========            ==========

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                            11,155                10,939
                                                                   ==========            ==========

BASIC NET INCOME PER SHARE                                         $     0.37            $     0.29
                                                                   ==========            ==========

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                          12,965                12,632
                                                                   ==========            ==========

DILUTED NET INCOME PER SHARE                                       $     0.32            $     0.25
                                                                   ==========            ==========


                                     (more)

REX Stores Reports First Quarter Results, 5/28/04                         page 4



                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                         April 30,       January 31,           April 30,
                                                                           2004             2004                 2003
                                                                        ----------       -----------          ----------
ASSETS:

     Cash and cash equivalents                                          $   25,052        $   29,026          $    1,671
     Accounts receivable, net                                                2,089             2,560               2,495
     Synfuel receivable                                                        893             3,098               8,644
     Merchandise inventory                                                 136,823           116,755             161,588
     Prepaid expenses and other                                                863             1,481               1,981
     Future income tax benefits                                              8,703             8,703               8,860
                                                                        ----------        ----------          ----------
          Total current assets                                             174,423           161,623             185,239


PROPERTY AND EQUIPMENT, NET                                                131,513           131,409             133,780
OTHER ASSETS                                                                   915             3,477               2,437
FUTURE INCOME TAX BENEFITS                                                  14,645            14,645               7,560
RESTRICTED INVESTMENTS                                                       2,259             2,257               2,246
                                                                        ----------        ----------          ----------

          Total assets                                                  $  323,755        $  313,411          $  331,262
                                                                        ==========        ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
     Notes payable                                                         $    --            $   --          $    8,744
     Current portion of long-term debt                                       5,044             5,258               6,413
     Current portion, deferred income and deferred gain
       on sale and leaseback                                                10,347            10,544              11,422
     Accounts payable, trade                                                47,616            32,745              57,855
     Accrued income taxes                                                    1,119               806                 521
     Accrued payroll                                                         3,828             6,602               3,957
     Other current liabilities                                               7,206             7,214               8,315
                                                                        ----------        ----------          ----------
          Total current liabilities                                         75,160            63,169              97,227
                                                                        ----------        ----------          ----------

LONG-TERM LIABILITIES:
     Long-term mortgage debt                                                47,573            53,548              61,825
     Deferred income                                                        12,269            12,762              13,547
     Deferred gain on sale and leaseback                                        --                --                 198
                                                                        ----------        ----------          ----------
          Total long-term liabilities                                       59,842            66,310              75,570
                                                                        ----------        ----------          ----------

Shareholders' equity:
     Common stock                                                              286               283                 277
     Paid-in capital                                                       127,724           126,124             121,286
     Retained earnings                                                     189,165           185,080             160,778
     Treasury stock                                                       (128,422)         (127,555)           (123,876)
                                                                        ----------        ----------          ----------
          Total shareholders' equity                                       188,753           183,932             158,465
                                                                        ----------        ----------          ----------

          Total liabilities & shareholders' equity                       $ 323,755         $ 313,411          $  331,262
                                                                        ==========        ==========          ==========

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